UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 10, 2011
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        NASDAQ informed PHAZAR CORP in a letter dated February 10, 2011, that it was no longer in compliance with Listing Rules 5635(c) and 5250(c)(2) in connection with the 47,000 shares issued for services rendered and a 40,000 share option issued by the Company between 2003 and 2008 as referenced in the Company’s Form S-3/A filed January 27, 2011. Specifically, the referenced rules require the Company to have obtained shareholder approval for the issuance of these shares and options and to have notified NASDAQ fifteen days prior to the establishment of these equity compensation arrangements.

       The Company has a shareholder-approved 2009 Equity Incentive Plan. The securities transactions referenced in the NASDAQ notice pre-date that plan.

       The NASDAQ notice provides that the Company has until March 28, 2011 to submit a plan to regain compliance with the referenced listing standards. If the plan is accepted, NASDAQ may grant an exception of up to 180 calendar days from February 10, 2011 notice (August 9, 2011) for the Company to evidence compliance.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: February 14, 2011	By:	/s/ GARLAND P. ASHER
GARLAND P. ASHER
President and Chief Executive Officer